UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2013

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 18, 2013, M.D.C. Holdings, Inc. (the “Company”) held its 2013 annual meeting of shareholders. There were 48,698,757 shares of common stock entitled to vote at the meeting. The final results for each of the matters submitted to a vote of shareholders at the annual meeting were as follows:

(1)	The following individuals were elected as Class I Directors of the Company to serve for three-year terms expiring in 2016:

	For	Withheld	Broker Non-Votes
Michael A. Berman	41,847,516	770,207	3,466,665

Herbert T. Buchwald	41,792,256	825,467	3,466,665

Larry A. Mizel	41,502,472	1,115,251	3,466,665

(2)	The M.D.C. Holdings, Inc. 2013 Executive Officer Performance-Based Compensation Plan was approved:

For	Against	Abstain	Broker Non-Votes
42,127,070	479,611	11,042	3,466,665

(3)	The amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan was approved:

For	Against	Abstain	Broker Non-Votes
37,987,240	4,443,171	187,312	3,466,665

(4)	In a non-binding advisory vote, the compensation of the Company’s named executive officers was approved:

For	Against	Abstain	Broker Non-Votes
40,860,203	1,145,498	612,022	3,466,665

(4)	The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was approved:

For	Against	Abstain	Broker Non-Votes
45,550,256	529,764	4,368	—

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

9.01(d) Exhibits

Exhibit No.	Description

10.1	The M.D.C. Holdings, Inc. 2013 Executive Officer Performance-Based Compensation Plan

10.2	First Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: March 19, 2013	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

Exhibit Index

Exhibit No.	Description

10.1	The M.D.C. Holdings, Inc. 2013 Executive Officer Performance-Based Compensation Plan

10.2	First Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

4